Exhibit 10.2

FIRST AMENDMENT AND REAFFIRMATION AGREEMENT

FIRST AMENDMENT AND REAFFIRMATION AGREEMENT, dated as of July 3, 2007 (the “Agreement”), among PP HOLDING CORPORATION, a Delaware corporation (“Holdings”), POLYPORE, INC., a Delaware corporation (the “Borrower”) and their undersigned Subsidiaries (the “Subsidiary Guarantors” and together with Holdings and Polypore, the “Reaffirming Parties”) and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) under the Amended and Restated Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower and the Administrative Agent are parties to the Credit Agreement, dated as of May 13, 2004 (the “Existing Credit Agreement”), among Holdings, The Borrower, the several banks and other financial institutions or entities from time to time parties thereto, the agents named therein and the Administrative Agent;

WHEREAS, pursuant to the Existing Credit Agreement, each of the Reaffirming Parties entered into a Guarantee and Collateral Agreement dated as of May 13, 2004 (the “Guarantee and Collateral Agreement”);

WHEREAS, Holdings, the Borrower, Daramic Holding SAS, a French societe par actions simplifiée (“Daramic Holding”) and the Administrative Agent have entered into an amendment and restatement of the Existing Credit Agreement, dated as of July 3, 2007 (the “Amended and Restated Credit Agreement”), among Holdings, the Borrower, Daramic Holding, the several banks and other financial insitutions or entities from time to time parties thereto (the “Lenders”), the agents named therein and the Administrative Agent (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Credit Agreement);

WHEREAS, purusant to the Amended and Restated Credit Agreement, each of the Reaffirming Parties has agreed to amend the Guarantee and Collateral Agreement to, among other things, add the Borrower as a Guarantor of the Obligations of Daramic Holding under the Amended and Restated Credit Agreement;

WHEREAS each of the Reaffirming Parties are parties to the Mortgages dated as of May 13, 2004 (as amended on the date hereof);

WHEREAS pursuant to the Guarantee and Collateral Agreement each of the Reaffirming Parties have guaranteed the Obligations and pursuant to the Mortgages, each Reaffirming Party has granted in favor of the Administrative Agent a security interest in the collateral described in each of the Mortgages;

WHEREAS each Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of the Amended and Restated Credit Agreement becoming effective and the  consummation of the transactions contemplated thereby; and

WHEREAS the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Amended and Restated Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Section 1.01 of the Guarantee and Collateral Agreement.  Section 1.01 of the Guarantee and Collateral Agreement is hereby amended by

(a)  deleting the definition of “Guarantors” in its entirety and replacing it with the following definition:

“Guarantors” means Holdings, the Subsidiary Guarantors and, with respect to the Obligations of Daramic Holding, The Borrower. It is understood that the term “Guarantor” as used in Article VI shall not include the Borrower.

(b) deleting the definition of “Loan Document Obligations” in its entirety and replacing it with the following definition:

“Loan Document Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower or Daramic Holding under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower or Daramic Holding to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowedor allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower or Daramic Holding under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

(c) deleting the definition of “Obligations” in its entirety and replacing it with the following definition:

“Obligations” means (a) the Loan Document Obligations and (b) the due and punctual payment and performance of all obligations of each Loan Party under each Specified Cash Management Agreement and each Specified Hedging Agreement.;

(d) deleting the definition of “Secured Parties” in its entirety and replacing it with the following definition:

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) any Issuing Bank, and (d) each counterparty to any Specified Cash Management Agreement or Specified Hedging Agreement.

SECTION 2. Amendment to Section 4.01(a) of the Guarantee and Collateral Agreement.  Section 4.01(a) of the Guarantee and Collateral Agreement is hereby amended by replacing clause (c) in the paragraph therein beginning with “Notwithstanding the foregoing” with the following clause (c):

“assets subject to a Lien permitted by Sections 6.02(a), (c), (i) and (v) of the Credit Agreement,”

SECTION 3.  Reaffirmation.  (a) Each of the Reaffirming Parties hereby (i) consents to the Amended and Restated Credit Agreement and the transactions contemplated thereby and hereby confirms its respective guarantees, pledges, grants of security interests, acknowledgments, obligations and

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consents under the Guarantee and Collateral Agreement, the Mortgages and the other Loan Documents and agrees that notwithstanding the effectiveness of the Amended and Restated Credit Agreement and the consummation of the transactions contemplated thereby, such guarantees, pledges, grants of security interests, acknowledgments, obligations and consents shall continue to be in full force and effect, and (ii) ratifies the Guarantee and Collateral Agreement, the Mortgages and the other Loan Documents to which it is a party.

(b) Each of the Reaffirming Parties hereby confirms and agrees that the Term Loans constitute Obligations under the Credit Agreement and the other Loan Documents.

SECTION 4.  Amendment.  On and after the Amended and Restated Credit Agreement Effective Date, (i) each reference in the Guarantee and Collateral Agreement, the Mortgages or other Loan Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Existing Credit Agreement as amended by the Amended and Restated Credit Agreement (as such agreement may be amended, modified or supplemented and in effect from time to time) and (ii) the definition of any term defined in the Guarantee and Collateral Agreement, any Mortgage or any other Loan Document by reference to the terms defined in the Existing Credit Agreement shall be amended to be defined by reference to the defined term in the Existing Credit Agreement as amended by the Amended and Restated Credit Agreement (as such agreement may be amended, modified or supplemented and in effect from time to time).

SECTION 5.  Loan Document.  This Agreement is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 6.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.   Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  This Agreement shall be binding on each Reaffirming Party that has executed this Agreement.

SECTION 7. Effectiveness. This Agreement shall become effective on the Restatement Effective Date.

SECTION 8.  No Novation.  Neither this Agreement nor the execution, delivery or effectiveness of the Amended and Restated Credit Agreement shall extinguish the obligations outstanding under the Credit Agreement, the Guarantee and Collateral Agreement and the Mortgages or discharge or release the lien or priority of the Mortgages.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement as amended by the Amended and Restated Credit Agreement, the Guarantee and Collateral Agreement or the Mortgages or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith.  Nothing implied in this Agreement, the Credit Agreement, the Amended and Restated Credit Agreement, the Guarantee and Collateral Agreement and the Mortgages or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any of Borrower, Holdings or any other Loan Party from any of its obligations and liabilities as a “Borrower,” “Guarantor,” “Subsidiary Guarantor,” “Loan Party,” “Obligor” or “Grantor” under the Credit Agreement, the Guarantee and Collateral Agreement or the Mortgages.  Each of the Credit Agreement, the Guarantee and Collateral Agreement and the Mortgages shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith.

SECTION 9.  Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY,

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AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PP HOLDING CORPORATION

By:		/s/ Lynn Amos
	Name:	Lynn Amos
	Title:	Chief Financial Officer, Secretary and Treasurer

POLYPORE, INC.

By:		/s/ Lynn Amos
	Name:	Lynn Amos
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

DARAMIC, LLC

	By:	POLYPORE, INC.
its Sole Member

	By:	/s/ Lynn Amos
	Name:	Lynn Amos
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

CELGARD, LLC

	By:	POLYPORE, INC.
its Sole Member

	By:	/s/ Lynn Amos
	Name:	Lynn Amos
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

DARAMIC INTERNATIONAL, INC.

By:		/s/ Lynn Amos
	Name:	Lynn Amos
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

DARAMIC ASIA, INC.

By:		/s/ Lynn Amos
	Name:	Lynn Amos
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Peter A. Dedousis
	Name:	Peter A. Dedousis
	Title:	Managing Director